Exhibit 3.9


                             INTERCREDITOR AGREEMENT

          THIS INTERCREDITOR AGREEMENT dated as of February 23, 2001, (this "Agreement") is made by and among Firstar Bank of Minnesota, N.A., solely in its capacity as trustee under the Indenture (as defined below) and under the Security Documents (as defined in the Indenture) (the "Trustee") and Foothill Capital Corporation, a California corporation (the "Credit Facility Lender"), as lender under the Credit Facility (as defined in the Indenture).


                                     RECITAL

          A. Peninsula Gaming Company, LLC, a Delaware limited liability company ("Borrower"), Peninsula Gaming Corp., a Delaware corporation ("PGC" and, together with Borrower, the "Issuers"), the guarantors named therein (the "Guarantors") and the Trustee entered into an Indenture, dated as of July 15, 1999 (the "Indenture"), pursuant to which indebtedness was incurred by the Issuers, the repayment of which is guaranteed by the Guarantors and secured by security interests in and liens on certain now owned and hereafter acquired assets and properties described in the Security Documents (the "Indenture Collateral").

          B. As of February 23, 2001, Borrower and the Credit Facility Lender entered into that certain Loan and Security Agreement (as such may be amended, restated, supplemented or otherwise modified from time to time after the date hereof, the "Credit Facility Agreement"), pursuant to which the Credit Facility Lender agreed, upon the terms and conditions stated therein, to make loans and advances to, or to issue letters of credit (or guaranties in respect thereof) for the account of, Borrower, in an aggregate principal and undrawn amount not to exceed the Maximum Amount (as defined below), the repayment of which is secured by security interests in and liens on the Indenture Collateral pursuant to the Credit Facility Agreement and the collateral security documents, vessel mortgage, instruments and guaranties executed and delivered in connection therewith by one or more of Borrower and any Guarantor, together with such other agreements, instruments and certificates entered into in connection with the Credit Facility Agreement (as such may be amended, restated, supplemented or otherwise modified from time to time after the date hereof, together with the Credit Facility Agreement, the "Credit Facility Loan Documents").

          C. One of the conditions of the Credit Facility Agreement is that the priority of the security interests and liens on the Collateral under the Credit Facility Loan Documents be senior to the security interests in and liens on the Indenture Collateral in the manner and to the extent provided for in this Agreement.

          D. The Trustee and the Credit Facility Lender desire to enter into this Agreement concerning their respective rights with respect to the priority of their respective security interests in and liens on the Collateral.

          E. The terms of the Indenture permit Borrower to enter into the Credit Facility Agreement and, in connection therewith, authorize and direct the Trustee to enter into an intercreditor agreement substantially in the form of this Agreement.

          NOW, THEREFORE, the Parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     Section 1.1 Terms Defined Above and in the Recitals. As used in this Agreement, the following terms shall have the respective meanings indicated in the initial paragraph of this Agreement and in the above Recitals:

                  "Agreement"
                  "Borrower"
                  "Credit Facility Lender"
                  "Credit Facility Agreement"
                  "Credit Facility Loan Documents"
                  "Guarantors"
                  "Indenture"
                  "Indenture Collateral"
                  "Maximum Amount"
                  "Trustee"

     Section 1.2 Other Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

          "Collateral" shall mean all of the Indenture Collateral in which the Credit Facility Lender is granted a security interest or lien to secure the Credit Facility Indebtedness.

          "Credit Facility Indebtedness" shall mean all present and future Obligations, contingent or otherwise, of Borrower and the Guarantors to the Credit Facility Lender arising under or pursuant to the Credit Facility Loan Documents, including, in each case, interest, fees, and expenses accruing after the initiation of any Insolvency Proceeding (irrespective of whether allowed as a claim in such proceeding), and including the secured claims of the Credit Facility Lender in respect of the Collateral in any Insolvency Proceeding.

          "Enforcement Action" shall mean, with respect to any Party, (a) commencement of any action, whether judicial or otherwise, for the enforcement of such Party's rights and remedies as a secured creditor with respect to the Collateral, including commencement of any receivership or foreclosure proceedings against, or any other sale of, collection on, or disposition of, any Collateral; or (b) notifying any third party account debtors of Borrower or any of its subsidiaries to make payment directly to such Party or to any of its agents or other Persons acting on its behalf.

          "Enforcement Event" shall mean the occurrence and continuance of an "Event of Default" as defined under Section 6.1 of the Indenture.

          "Enforcement  Event Notice" shall have the meaning ascribed thereto in
Section 3.2.

          "Entitled Party" shall have the meaning ascribed thereto in Section 4.1(a).

          "Event of Default" shall have the meaning ascribed thereto in the Credit Facility Agreement.

          "Financing Documents" shall mean the Indenture Documents and the Credit Facility Loan Documents.

          "Foreclosure Action" shall mean any action to foreclose upon or enforce a Lien against any of the Collateral, including (a) commencing judicial or non-judicial foreclosure proceedings, (b) exercising any rights afforded to secured creditors in a case under the Bankruptcy Code with respect to the Collateral, or (c) taking any action under the Bankruptcy Code that directly relates to or directly affects any such Collateral, other than any such action that relates to or affects all or substantially all of the property of the bankruptcy estate.

          "Fully Paid" shall mean the payment in cash or cash equivalents in full of all Obligations (other than indemnity obligations that survive payment in full) under the Credit Facility Agreement or the Indenture Documents, as the case may be, and in the case of the Credit Facility Agreement, at such time when there shall no longer be any obligation to make loans or advances or issue letters of credit (or guaranties in respect thereof) thereunder and there shall no longer be any letter of credit (or guaranty in respect thereof) outstanding thereunder or such letter of credit (or guaranty in respect thereof) shall have been fully cash collateralized (in accordance with the provisions of the Credit Facility Agreement).

          "Indenture Documents" shall mean the Indenture, the Notes, the Security Documents and the Registration Rights Agreement, and such other agreements, instruments and certificates executed and delivered (or issued) by the Issuers or the Guarantors pursuant to the Indenture, as any or all of the same may be amended, restated, supplemented or otherwise modified from time to time.

          "Insolvency Proceeding" shall mean any proceeding for the purposes of dissolution, winding up, liquidation, arrangement or reorganization of Borrower, any Guarantor, or any other subsidiary of Borrower, or their respective successors or assigns, whether in bankruptcy, insolvency, arrangement, reorganization or receivership proceedings, or upon an assignment for the benefit of creditors or any other marshaling of the assets and liabilities of Borrower, any Guarantor, or any other subsidiary of Borrower, or their respective successors or assigns.

          "Lien Priority" shall mean, with respect to any Lien in and to the Collateral, the order of priority of such Lien as specified in Sections 2.1 and 2.2.

          "Maximum Amount" shall mean Indebtedness under the Credit Facility Loan Documents that the Credit Facility Lender in good faith believes, at the time such Indebtedness is incurred, Borrower is permitted to incur pursuant to
Section 4.9(a) of the Indenture (together with all interest, fees, and expenses payable thereon or with respect thereto). In no event may the Maximum Amount exceed $10,000,000 in principal plus interest, fees and expenses payable thereon or with respect thereto.

          "Party" shall mean any signatory to this Agreement.

          "Secured Liabilities" shall mean the Subordinated Lien Indebtedness and the Credit Facility Indebtedness.

          "Subordinated Lien Indebtedness" shall mean all present and future Obligations, contingent or otherwise, of Borrower and the Guarantors to the Trustee or Holders arising under or pursuant to the Indenture Documents, including, in each case, interest, fees and expenses accruing after the initiation of any Insolvency Proceeding (irrespective of whether allowed as a claim in such proceeding), and including the secured claims of the Trustee or the Holders in respect of the Collateral in any Insolvency Proceeding.

          "Trigger Date" means the earlier of (a) the date on which an event contemplated by clause (b) or (c)(i), (ii) or (iii) or (iv) of the definition of Trigger Event occurs, (ii) the date on which an Enforcement Event Notice is delivered and (iii) the final maturity date of the Credit Facility Indebtedness (after giving effect to any extensions granted thereunder).

          "Trigger Event" shall mean any of:

          (a) the occurrence of an Event of Default,

          (b) the   acceleration   of  the  maturity  of  the  Credit   Facility
     Indebtedness by the Credit Facility Lender pursuant to the Credit Facility Agreement, or

          (c) the commencement of any action or proceeding by the Credit Facility Lender, whether judicial or otherwise (but excluding demands for payment or notices of default), for the enforcement of the Credit Facility Lender's rights and remedies under any of the Credit Facility Loan Documents, including (i) commencement of any receivership or Foreclosure Action against or any other sale of, collection on or disposition of any Collateral, including any notification to third parties to make payment directly to the Credit Facility Lender, (ii) exercise of any right of set-off, (iii) commencement of any Insolvency Proceeding, and (iv) commencement of any judicial action or proceeding against the Borrower or any Guarantor to recover all or any part of the Credit Facility Indebtedness.

     Section 1.3 Indenture Definitions. All other capitalized terms that are used but not defined herein shall have the respective meaning indicated in the Indenture.

     Section 1.4 Miscellaneous. All definitions herein (whether set forth herein directly or by reference to definitions in other documents) shall be equally applicable to both the singular and the plural forms of the terms defined. The words "hereof," "herein" or "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Article and section references are to articles and sections of this Agreement unless otherwise specified. The term "including" shall mean "including without limitation."

                                   ARTICLE II

                                  LIEN PRIORITY

     Section 2.1 Agreement to Subordinate Liens. The Trustee hereby agrees that the Liens of the Trustee for the benefit of itself and the Holders in and to the Collateral are and shall be junior to and subordinate in priority to the Liens of the Credit Facility Lender in and to the Collateral securing the Credit Facility Indebtedness up to, but not in excess of, the Maximum Amount; provided, that the rights of the Credit Facility Lender under this Agreement shall be void and of no further force and effect if, and only to the extent, that the Liens of the Credit Facility Lender in and to the Collateral are avoided, disallowed, set aside or otherwise invalidated in any action or proceeding by a court, tribunal or administrative agency of competent jurisdiction and such avoidance, disallowance, set aside or other invalidation is permanent and is not later reversed. The subordination of the Liens of the Trustee for the benefit of itself and the Holders in and to the Collateral in favor of the Credit Facility Lender provided for herein shall not be deemed to (a) subordinate the Liens of the Trustee to the Liens of any other Person or (b) subordinate the Subordinated Lien Indebtedness to any other Indebtedness of the Borrower or any of the Guarantors, including, the Credit Facility Indebtedness, or (c) subordinate the Liens of the Trustee for the benefit of itself and the Holders in and to any Indenture Collateral other than the Collateral.

     Section 2.2 Non-Contest; Excluded Assets. Each Party agrees that it will not attack or contest the validity, perfection, priority or enforceability of the Liens of the other Party or finance or urge any other Person to do so, provided that either Party may enforce its rights and privileges hereunder without being deemed to have violated this provision. Any provision contained in this Agreement to the contrary notwithstanding, the terms and conditions of this Agreement shall not apply to any property or assets (including property or assets that do not constitute Collateral) as to which one Party has a Lien and as to which the other Party does not have a Lien.

     Section 2.3 Exercise of Rights.

          (a) The Trustee may exercise, and nothing herein shall constitute a waiver of, any right it may have at law or equity to receive notice of, or to commence or join with any creditor in commencing any Insolvency Proceeding; provided, that the exercise of any such right by the Trustee shall be (i) subject to the Lien Priority and application of proceeds of Collateral as provided in Section 3.4 and (ii) subject to the provisions of Sections 3.1 and 3.2.

          (b) Notwithstanding any other provision hereof, the Trustee may make such demands or file such claims as may be necessary to prevent the waiver or bar of such claims under applicable statutes of limitations or other statutes, court orders or rules of procedure.

     Section 2.4 Priority of Liens. Irrespective of the order of recording of mortgages, financing statements, security agreements or other instruments, and irrespective of the descriptions of Collateral contained in the Financing Documents, including any financing statements, the Parties agree among themselves that their respective Liens in the Collateral shall be governed by the Lien Priority, which shall be controlling in the event of any conflict between this Agreement and any of the Financing Documents.

                                  ARTICLE III

                             ACTIONS OF THE PARTIES

     Section 3.1 Limitation on Certain Actions. Subject to Section 3.2, until the earlier of (a) the date on which all Credit Facility Indebtedness is Fully Paid and (b) the first date following the Trigger Date on which the Maximum Amount of Credit Facility

Indebtedness is Fully Paid, the Trustee will not, without the prior written consent of the Credit Facility Lender, take any Enforcement Action.

     Section 3.2 Standstill Period. If an Enforcement Event has occurred and is continuing, the Trustee, on behalf of the holders of the Notes, may give the Credit Facility Lender written notice thereof (an "Enforcement Event Notice"). If (a) such Enforcement Event is continuing for more than 180 consecutive days after the delivery of such Enforcement Event Notice (the "Expiry Date"), (b) the Credit Facility Lender has not, on or before the Expiry Date, commenced (and notified the Trustee that the Credit Facility Lender has commenced) one or more Enforcement Actions, and (c) Borrower or the Guarantor against which the Trustee's proposed Enforcement Action is to be taken is not the subject of an Insolvency Proceeding, then the Trustee may, subject to the Lien Priority and the application of all proceeds of the Collateral in accordance with Section 3.4, take one or more Enforcement Actions. If (i) the Credit Facility Lender has commenced any Enforcement Action on or prior to the Expiry Date and, at any time after the Expiry Date, is no longer pursuing one or more Enforcement Actions,
(ii) no Insolvency Proceeding is pending against Borrower or the Guarantor against which the Trustee's proposed Enforcement Action is to be taken, and
(iii) the Enforcement Event that was the subject of, or existing on the date of, the Enforcement Event Notice is then continuing, then the Trustee may, subject to the Lien Priority and the prior application of all proceeds of the Collateral in accordance with Section 3.4, take one or more Enforcement Actions. Except as expressly provided for in this Agreement, nothing in this Agreement shall prevent the Parties hereto from exercising any other remedy, or taking any other action, under any of the Financing Documents.

     Section 3.3 Foreclosure. Any Party taking a permitted Foreclosure Action may enforce its Financing Documents independently as to Borrower and each Guarantor and independently of any other remedy or security such Party at any time may have or hold in connection with its Secured Liabilities, and, it shall not be necessary for such Party to marshal assets in favor of any other Party hereto or any other Person or to proceed upon or against or exhaust any other security or remedy before proceeding to enforce the Financing Documents. Each of the Trustee (for so long as the Credit Facility Indebtedness is not Fully Paid) and the Credit Facility Lender (for so long as the Trustee and the holders of the Notes are owed any Subordinated Lien Indebtedness) expressly waives any right to require the other Party to marshal assets in favor of any Party or to proceed against any Collateral provided by Borrower or any Guarantor, or any other property, assets, or collateral provided by Borrower, any Guarantor, or any other Person, and agrees that the Party taking such permitted Foreclosure Action may proceed against Borrower, any Guarantor, any Collateral or other property, assets, or other collateral provided by any of them or by any other Person, in such order as it shall determine in its sole and absolute discretion. The foregoing notwithstanding: (a) with respect to the sale or other disposition of any Collateral governed by Article 9 of the Uniform Commercial Code, the Party conducting such sale or other disposition agrees in favor of the other Party that every aspect of such sale or other disposition, including the method, manner, time, place, and terms, must be commercially reasonable, (b) with respect to the sale or other disposition of any other Collateral, the Party conducting such sale or other disposition agrees in favor of the other Party that such sale or other disposition shall be conducted according to the normal practices of commercial real property secured lenders generally, (c) with respect to the sale or other disposition of any Collateral by either Party, such Party agrees to provide the other Party with such written notice as it is required by applicable law (including, if applicable, the Uniform Commercial Code) to provide to Borrower or the Guarantors (without regard to whether Borrower or the Guarantors have waived their entitlement to receive such notice), and (d) the Credit Facility Lender agrees that, at such time as all Credit Facility Indebtedness is Fully Paid, the Credit Facility Lender thereupon promptly shall cease all further Foreclosure Actions.

     Section 3.4 Distribution. Each Party agrees that, upon any distribution as a result of a Foreclosure Action, or the receipt of any other payment or distribution with respect to the Collateral, the proceeds thereof shall be distributed in the order of, and in accordance with, the following priorities:

          (a) FIRST:

               (i) if the Foreclosure Action is taken by the Credit Facility Lender, to the payment of all reasonable costs and expenses, commissions and taxes of the Credit Facility Lender incurred in connection with taking any such Foreclosure Action or other realization, including all reasonable expenses (including attorneys fees and expenses), liabilities and advances made or incurred by the Credit Facility Lender in connection therewith;

               (ii) if the Foreclosure Action is taken and entitled to be taken hereunder by the Trustee, to the payment of all reasonable costs and expenses, commissions and taxes of the Trustee incurred in connection with taking any such Foreclosure Action or other realization, including all reasonable expenses (including attorneys fees and expenses), liabilities and advances made or incurred by the Trustee in connection therewith;

          (b) SECOND, to the Credit Facility Lender, until the earlier of (i) the Credit Facility Indebtedness being Fully Paid and (ii) the first time following the Trigger Date at which the Maximum Amount of Credit Facility Indebtedness is Fully Paid;

          (c) THIRD, to the Trustee, until all Subordinated Lien Indebtedness is Fully Paid;

          (d) FOURTH, to the Credit Facility Lender until all outstanding Credit Facility Indebtedness in excess of the Maximum Amount is Fully Paid.

     Section 3.5 Notice of Certain Events. Each Party agrees that it will notify the other, in writing, (a) if it receives actual notice of the occurrence of a Trigger Event or Enforcement Event, not later than 30 days after the date of any such occurrence, and (b) at least 15 days prior to exercising any remedies with respect to any portion of the Collateral. Notwithstanding the foregoing, (a) the Credit Facility Lender shall not be obligated to provide such prior written notice if exigent circumstances require that the Credit Facility Lender act immediately in order to preserve, protect, or obtain possession or control over the Collateral or any portion thereof; provided, that, if such exigent circumstances require the Credit Facility Lender to so act immediately, the Credit Facility Lender agrees to provide the Trustee with written notice as soon as practicable following the Credit Facility Lender first exercising any of its secured creditor remedies with respect to the Collateral, and (b) no Party shall incur any liability to the other under this Section 3.5 as a result of the failure of such Party to provide any such notice so long as the failure to so provide such notice was not the result of willful misconduct, bad faith or gross negligence.

                                   ARTICLE IV

                            ENFORCEMENT OF PRIORITIES

     Section 4.1 In Furtherance of Lien Priorities. Each Party agrees as follows:

          (a) All payments or distributions of or with respect to the Collateral that are received by any Party contrary to the provisions of this Agreement shall be segregated from other funds and property held by such Party and shall be held in trust for the Party entitled thereto in accordance with the provisions of Section 3.4 hereof (the "Entitled Party") and such Party shall forthwith pay over such remaining proceeds to the Entitled Party in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) or held as Collateral (in the case of non-cash property or securities) in accordance with the provisions hereof and the provisions of the applicable Financing Documents.

          (b) After the earlier of (i) the date on which all Credit Facility Indebtedness is Fully Paid and (ii) the first date following the Trigger Date on which the Maximum Amount of Credit Facility Indebtedness is Fully Paid, the Credit Facility Lender will promptly execute and deliver all further instruments and documents, and take all further acts that may be necessary, or that the Trustee may reasonably request, to permit the Trustee to evidence the termination of the Lien Priority hereunder, or in furtherance thereof; provided, that the Credit Facility Lender shall not be required to pay over any payment or distribution, execute any instruments or documents, or take any other action referred to in this clause (b) to the extent that such action would contravene any law, order or other legal requirement, and in the event of a controversy or dispute, the Credit Facility Lender may interplead any payment or distribution in any court of competent jurisdiction.

          (c) Each Party is hereby authorized to demand specific performance of this Agreement, whether or not Borrower or any Guarantor shall have complied with any of the provisions hereof applicable to it, at any time when any other Party shall have failed to comply with the provisions of this Agreement applicable to it, provided, that the remedy of specific performance shall not be available, and the asserting Party shall be free to assert any and all legal defenses it may possess, if such remedy would result in, or otherwise constitute, a violation of the Employee Retirement Income Security Act of 1974, as amended. Each Party hereto hereby irrevocably waives any defense based on the adequacy of a remedy at law, which might be asserted as a bar to such remedy of specific performance.

          (d) This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Liabilities is, other than as a result of any intentional fraud or gross negligence of the applicable Party, rescinded or must otherwise be returned by the applicable Party upon the insolvency, bankruptcy or reorganization of Borrower or any Guarantor or otherwise, all as though such payment had not been made.

     Section 4.2 Perfection of Possessory Security Interests. For the limited purpose of perfecting the security interests of the Parties in those types or items of Collateral in which a security interest only may be perfected by possession or control, each Party hereby appoints the other as its representative for the limited purpose of possessing on its behalf any such Collateral that may come into the possession or control of such other Party from time to time, and each Party agrees to act as the other's representative for such limited purpose of perfecting the other's security interest by possession or control through a representative, provided that neither Party shall incur any liability to the other by virtue of acting as the other's representative hereunder. In this regard, any Party that is in possession or control of any such item of Collateral agrees that if it elects to relinquish possession or control of such item of Collateral it shall deliver possession or control thereof to the other Party; provided, that no Party shall be required to deliver any such item of Collateral or take any other action referred to in this section to the extent that such action would contravene any law, order or other legal requirements, and in the event of a controversy or dispute, such Party may interplead any item of Collateral in any court of competent jurisdiction.

     Section 4.3 Control of Dispositions of Collateral and Effect thereof on Junior Liens.

          (a) Each Party hereby agrees that any Uniform Commercial Code collection, sale, or other disposition of Collateral by the Credit Facility Lender shall be free and clear of any Lien of the Trustee in such Collateral; provided, that the Trustee shall retain a Lien (having the same priority as the Lien it previously had on the item of Collateral that was collected, sold or otherwise disposed of) on the proceeds of such collection, sale, or other disposition (except to the extent such proceeds are applied to the Credit Facility Indebtedness in accordance with Section 3.4).

          (b) To the extent reasonably requested by either Party, the other Party will cooperate in providing any necessary or appropriate releases to permit a collection, sale, or other disposition of Collateral, as provided in subsection (a) of this Section 4.3, by the Party holding the senior Lien therein free and clear of the other Party's junior Lien.

                                   ARTICLE V

                                  MISCELLANEOUS

     Section 5.1 Rights of Subrogation. The Trustee agrees that no payment or distribution to the Credit Facility Lender pursuant to the provisions of this Agreement shall entitle the Trustee to exercise any rights of subrogation in respect thereof until the first date following the Trigger Date on which the Maximum Amount of Credit Facility Indebtedness shall have been Fully Paid.

     Section 5.2 Further Assurances. The Parties will, at their own expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that any Party may reasonably request, in order to protect any right or interest granted or purported to be granted hereby or to enable any Party to exercise and enforce its rights and remedies hereunder; provided, that no Party shall be required to pay over any payment or distribution, execute any instruments or documents, or take any other action referred to in this Section
5.2 to the extent that such action would contravene any law, order or other legal requirement binding upon such Party, and in the event of a controversy or dispute, any Party may interplead any payment or distribution in any court of competent jurisdiction, without further responsibility in respect of such payment or distribution under this Section 5.2.

     Section 5.3 Defenses Similar to Suretyship Defenses. All rights, interests, agreements and obligations of each of the Parties under this Agreement, shall remain in full force and effect irrespective of:



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

          (a) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Liabilities, or any other amendment or waiver of or any consent to departure from the Financing Documents, provided, that this clause (a) shall not apply to, and the Trustee's Liens in the Collateral shall not be subordinated in priority by virtue of this Agreement to, the Credit Facility Lender's Liens therein if and to the extent that the Credit Facility Indebtedness is increased, without the express written consent of the Trustee, to an amount in excess of the Maximum Amount: or

          (b) any exchange, release, nonenforcement or nonperfection of any Party's Liens with respect to any Collateral, or any release, amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Liabilities; or

          (c) any failure by any Party to marshal assets in favor of any other Party or any other Person or to proceed upon or against or exhaust any security or remedy before proceeding to enforce the Financing Documents.

     Section 5.4 Waiver. Except as otherwise provided in Section 2.1 and the other provisions hereof, to the maximum extent permitted by applicable law, the Trustee hereby waives, solely with respect to the Collateral to which the Lien Priority relates, any failure, omission, delay or lack on the part of the Credit Facility Lender to enforce, assert or exercise any right, power or remedy conferred on the Credit Facility Lender in any of the Credit Facility Loan
Documents or the inability of the Credit Facility Lender to enforce any provision of the Credit Facility Loan Documents or this Agreement.

     Section 5.5 Amendments, Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by any Party shall in any event be effective unless the same shall be in writing and signed by each Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     Section 5.6 Addresses for Notices. All demands, notices and other communications provided for hereunder shall be in writing and, if to the Trustee, mailed or sent by telecopy or delivered to it, addressed to it as follows:

                  Firstar Bank of Minnesota, N.A.
                  101 East 5th Street
                  St. Paul, MN 55101
                  Attention:  Corporate Trust Department
                  Facsimile:  651.229.6415

and if to the Credit Facility Lender, mailed or sent by telecopy or delivered to it, addressed to it as follows:



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

                  Foothill Capital Corporation
                  2450 Colorado Avenue, Suite 3000 West
                  Los Angeles, California   90404
                  Attention:  Business Finance Manager
                  Facsimile:  310.453.7413

or as to any Party at such other address as shall be designated by such Party in a written notice to the other parties complying as to delivery with the terms of this Section. All such demands, notices and other communications shall be effective: when mailed, two business days after deposit in the mails, postage prepaid; when sent by telecopy, when receipt is acknowledged by the receiving telecopy equipment (or at the opening of the next business day if receipt is after normal business hours); or when delivered, as the case may be, addressed as aforesaid.

     Section 5.7 No Waiver of Remedies. No failure on the part of any Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     Section 5.8 Continuing Agreement. This Agreement is a continuing agreement and shall (a) be binding upon the Parties and their successors and assigns (including, without limitation, all parties that become lenders or participants under the Credit Facility), and (b) inure to the benefit of and be enforceable by the Parties and their respective successors, transferees and assigns.

     Section 5.9 Governing Law; Entire Agreement. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, except as otherwise preempted by applicable federal law. This Agreement constitutes the entire agreement and understanding among the Parties with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto.

     Section 5.10 Counterparts. This Agreement may be executed in any number of counterparts, and it is not necessary that the signatures of all Parties be contained on any one counterpart hereof, each counterpart will be deemed to be an original, and all together shall constitute one and the same document.

     Section 5.11 No Third Party Beneficiary. This Agreement is solely for the benefit of the Parties (and their successors and assigns) and the holders of the Secured Liabilities (including the Credit Facility Lender and the Holders). No other Person (including Borrower, any Guarantor or any subsidiary or affiliate of Borrower) shall be deemed to be a third party beneficiary of this Agreement or shall have any rights to enforce any provisions hereof.

     Section 5.12 Headings. The headings of the articles and sections of this Agreement are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

     Section 5.13 Severability. If any of the provisions in this Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement and shall not invalidate the Lien Priority or any other priority set forth in this Agreement.

     Section 5.14 Trustee Status. Notwithstanding any term herein to the contrary, it is hereby expressly agreed and acknowledged that the subordination and related agreements set forth herein by the Trustee are made solely in its capacity as trustee and collateral agent under the Indenture Documents and with respect to the Notes issued under the Indenture (and not in its individual commercial capacity, except to the extent that it is or becomes the holder of any such Note). The Trustee shall not have any duties, obligations, or responsibilities to the Credit Facility Lender under this Agreement except as expressly set forth herein. Nothing in this Agreement shall be construed to operate as a waiver by the Trustee, with respect to Borrower or any holder of any Subordinated Lien Indebtedness, of the benefit of any exculpatory provisions, presumptions, indemnities, protections, benefits, immunities or reliance rights contained in the Indenture, and, by its acknowledgment hereof, Borrower expressly agrees that as between itself and the Trustee, the Trustee shall have such benefit with respect to all actions or omissions by the Trustee pursuant to this Agreement. For all purposes of this Agreement, Trustee may (a) rely in good faith, as to matters of fact, on any representation of fact believed by Trustee to be true (without any duty of investigation) and that is contained in a written certificate of any authorized representative of Borrower or of the Credit Facility Lender, (b) rely in good faith, as to matters of law, on any advice received from its legal counsel or an opinion of its counsel, counsel to Borrower or counsel to the Credit Facility Lender, and shall have no liability for any action or omission taken in reliance thereon, and (c) assume in good faith (without any duty of investigation), and rely upon, the genuineness, due authority, validity, and accuracy of any certificate, instrument, notice, or other document believed by it in good faith to be genuine and presented by the proper person.



                           (Signature Page to Follow)


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


     IN WITNESS WHEREOF each Party has caused this Agreement to be duty executed and delivered as of the date first above written.


CREDIT FACILITY LENDER:                   FOOTHILL CAPITAL CORPORATION, a
                                          California corporation


                                          By:      /s/ Brian Duffy
                                             ---------------------------------


TRUSTEE:                                  FIRSTAR BANK OF MINNESOTA, N.A.,
                                              solely in its capacity as Trustee
                                              (and not individually)

                                          By:      /s/ Frank P. Leslie
                                             ---------------------------------
                                             Name:
                                             Title

                                 ACKNOWLEDGMENT

     The undersigned hereby acknowledges that (a) it has received a copy of the foregoing Intercreditor Agreement and consents thereto, and agrees to recognize all rights granted hereby to the parties thereto, and will not do any act or perform any obligation which is not in accordance with the agreements set forth in such Intercreditor Agreement and (b) it is not an intended beneficiary or third party beneficiary under the Intercreditor Agreement.

     Dated as of February 23, 2001.


                                           PENINSULA GAMING, LLC
                                           a Delaware limited liability company


                                           By:   /s/ M. Brent Stevens
                                              --------------------------------
                                              Name:
                                              Title




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